CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 24, 1995, accompanying the financial statements of Healthcare Services Group, Inc. appearing in the 1994 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 1994 which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report.


GRANT THORNTON LLP

/s/ GRANT THORNTON LLP
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Parsippany, New Jersey
April 18, 1995